UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2005

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida

000-28179

59-3404233

(State or other jurisdiction

           (Commission File Number)

(IRS Employer

of incorporation)

Identification Number)

1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below).

[     ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 8.01.

Other Events

On August 8, 2005 Ableauctions.com, Inc. (the “Company”) held its annual general meeting of stockholders.  On August 9, 2005, the Company issued the attached press release regarding the results of the annual general meeting.

Item 9.01

Financial Statements and Exhibits.

99.

Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

“Abdul Ladha”

_________________________________

Abdul Ladha, Chief Executive Officer

Dated:  August 9, 2005

Exhibit 99

PRESS RELEASE

ABLEAUCTIONS REPORTS ON ANNUAL GENERAL MEETING

OJAI, CALIFORNIA – August 9, 2005 – Ableauctions.com Inc.  (AMEX:AAC) (the “Company”) announced today that its shareholders approved and adopted the following actions at the Company’s annual general meeting on August 8, 2005.

The shareholders elected Abdul Ladha, Barrett Sleeman, Dr. David Vogt and Michael Boyling to the Board of Directors of the Company, and ratified the selection of Cinnamon Jang Willoughby & Company, Chartered Accountants, as independent auditor for the Company for the fiscal year ending December 31, 2005.

The shareholders also approved an increase of 2.9 million shares to the number of shares of common stock that are reserved for awards to be made under the Ableauctions.com, Inc. 1999 Stock Option Plan, resulting in an increase in the total reserve from 8 million shares to 10.9 million shares.

Approximately 54.51 million shares were represented at the meeting, either by proxy or in person.  This represented approximately 87% of the Company’s voting securities.

About Ableauctions.com:

Ableauctions.com Inc. (AMEX: AAC) is a high-tech liquidator and on-line auction facilitator that operates the domains iCollector.com, Naalive.com, Unlimited Closeouts.com and iTrustee.com.

As an on-line auction facilitator, the Company, with the experience of over 3,000 auctions, has developed state-of-the-art technology to broadcast auctions over the Internet (www.ableauctions.com/technology) and currently provides the technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  The Company broadcasts business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA) and art, antique and collectible auctions for numerous galleries and auction houses around the world through eBay Live Auctions.

As a liquidator, the Company, through Unlimited Closeouts and iTrustee, purchases overstocks, order cancellations and discontinued products from major manufacturers and importers, then sells the merchandise to major retail chains, other resellers or the public.

For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com